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                                                                   Exhibit 4.10

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                              HILLS STORES COMPANY

                          12 1/2% SENIOR NOTES DUE 2003

                                -----------------

                                    INDENTURE

                           Dated as of April 19, 1996

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                                -----------------

                               FLEET NATIONAL BANK

                                -----------------

                                     Trustee






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                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                Indenture Section

310  (a)(1)..............................................            7.10
     (a)(2).............................................             7.10
     (a)(3) ............................................             N.A.
     (a)(4).............................................             N.A.
     (a)(5).............................................             7.10
     (b) ...............................................             7.10
     (c) ...............................................             N.A.
311  (a) ................................................            7.11
     (b) ...............................................             7.11
     (c) ...............................................             N.A.
312  (a).................................................            2.05
     (b)................................................            11.03
     (c) ...............................................            11.03
313  (a) ................................................            7.06
     (b)(1) ............................................             N.A.
     (b)(2) ............................................             7.06
     (c) ...............................................       7.06;11.02
     (d)................................................             7.06
314  (a) ................................................       4.03;4.04
     (b) ...............................................             N.A
     (c)(1) ............................................            11.04
     (c)(2) ............................................            11.04
     (c)(3) ............................................             N.A.
     (d)................................................             N.A.
     (e)  ..............................................            11.05
     (f)................................................             N.A.
315  (a).................................................      7.02,11.02
     (b)................................................       7.05,11.02
     (c)  ..............................................             7.01
     (d)................................................             7.01
     (e)................................................             6.11
316  (a)(last sentence) .................................            2.09
     (a)(1)(A)..........................................             6.05
     (a)(1)(B) .........................................             6.04
     (a)(2) ............................................             N.A.
     (b) ...............................................             6.07
     (c) ...............................................             N.A.
317  (a)(1) .............................................            6.08
     (a)(2).............................................             6.09
     (b) ...............................................             2.04
318  (a).................................................           11.01
     (b)................................................             N.A.
     (c)................................................            11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.


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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
 Section 1.01.      Definitions............................................  1
 Section 1.02.      Other Definitions...................................... 11
 Section 1.03.      Incorporation by Reference of Trust Indenture Act...... 12
 Section 1.04.      Rules of Construction.................................. 12

                                    ARTICLE 2
                                    THE NOTES
 Section 2.01.      Form and Dating........................................ 13
 Section 2.02.      Execution and Authentication........................... 13
 Section 2.03.      Registrar and Paying Agent............................. 14
 Section 2.04.      Paying Agent to Hold Money in Trust.................... 14
 Section 2.05.      Holder Lists........................................... 14
 Section 2.06.      Transfer and Exchange.................................. 14
 Section 2.07.      Replacement Notes...................................... 20
 Section 2.08.      Outstanding Notes...................................... 20
 Section 2.09.      Treasury Notes......................................... 20
 Section 2.10.      Temporary Notes........................................ 21
 Section 2.11.      Cancellation........................................... 21
 Section 2.12.      Defaulted Interest..................................... 21

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT
 Section 3.01.      Notices to Trustee..................................... 22
 Section 3.02.      Selection of Notes to Be Redeemed...................... 22
 Section 3.03.      Notice of Redemption................................... 22
 Section 3.04.      Effect of Notice of Redemption......................... 23
 Section 3.05.      Deposit of Redemption Price............................ 23
 Section 3.06.      Notes Redeemed in Part................................. 24
 Section 3.07.      Optional Redemption.................................... 24
 Section 3.08.      Mandatory Redemption................................... 24
 Section 3.09       Special Mandatory Redemption........................... 24
 Section 3.10.      Offer to Purchase by Application of Excess Proceeds.... 25

                                    ARTICLE 4
                                    COVENANTS
 Section 4.01.      Payment of Notes....................................... 26
 Section 4.02.      Maintenance of Office or Agency........................ 27
 Section 4.03.      Reports................................................ 27
 Section 4.04.      Compliance Certificate................................. 27
 Section 4.05.      Taxes.................................................. 28
 Section 4.06.      Stay, Extension and Usury Laws......................... 28
 Section 4.07.      Restricted Payments.................................... 28

                                        i

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                                                                            Page

 Section 4.08.      Dividend and Other Payment Restrictions Affecting
                    Subsidiaries............................................ 30
 Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred
                    Stock................................................... 30
 Section 4.10.      Asset Sales............................................. 32
 Section 4.11.      Transactions with Affiliates............................ 32
 Section 4.12.      Liens................................................... 33
 Section 4.13.      Continued Existence..................................... 33
 Section 4.14.      Offer to Redeem Upon Change of Control.................. 33
 Section 4.15.      Additional Subsidiary Guarantees........................ 35
 Section 4.16.      Limitation on Issuances and Sales of Capital Stock of
                    Wholly Owned Subsidiaries............................... 35
 Section 4.17.      No Senior Subordinated Debt of Guarantors............... 35
 Section 4.18.      Sale and Leaseback Transactions......................... 35
 Section 4.19.      Payments For Consent.................................... 35

                                    ARTICLE 5
                                   SUCCESSORS
 Section 5.01.      Merger, Consolidation, or Sale of Assets................ 36
 Section 5.02.      Successor Corporation Substituted....................... 37

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES
 Section 6.01.      Events of Default....................................... 37
 Section 6.02.      Acceleration............................................ 39
 Section 6.03.      Other Remedies.......................................... 39
 Section 6.04.      Waiver of Past Defaults................................. 39
 Section 6.05.      Control by Majority..................................... 40
 Section 6.06.      Limitation on Suits..................................... 40
 Section 6.07.      Rights of Holders of Notes to Receive Payment........... 40
 Section 6.08.      Collection Suit by Trustee.............................. 40
 Section 6.09.      Trustee May File Proofs of Claim........................ 41
 Section 6.10.      Priorities.............................................. 41
 Section 6.11.      Undertaking for Costs................................... 41

                                    ARTICLE 7
                                     TRUSTEE
 Section 7.01.      Duties of Trustee....................................... 42
 Section 7.02.      Rights of Trustee....................................... 43
 Section 7.03.      Individual Rights of Trustee............................ 43
 Section 7.04.      Trustee's Disclaimer.................................... 43
 Section 7.05.      Notice of Defaults...................................... 44
 Section 7.06.      Reports by Trustee to Holders of the Notes.............. 44
 Section 7.07.      Compensation, Reimbursement and Indemnity............... 44
 Section 7.08.      Replacement of Trustee.................................. 45

                                       ii


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                                                                           Page

 Section 7.09.      Successor Trustee by Merger, etc. ...................... 46
 Section 7.10.      Eligibility; Disqualification........................... 46
 Section 7.11.      Preferential Collection of Claims Against Company....... 46

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
 Section 8.01.      Option to Effect Legal Defeasance or Covenant
                    Defeasance.............................................. 46
 Section 8.02.      Legal Defeasance and Discharge.......................... 46
 Section 8.03.      Covenant Defeasance..................................... 47
 Section 8.04.      Conditions to Legal or Covenant Defeasance.............. 47
 Section 8.05.      Deposited Money and Government Securities to be
                    Held in Trust; Other Miscellaneous Provisions........... 48
 Section 8.06.      Repayment to the Company................................ 49
 Section 8.07.      Reinstatement........................................... 49


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
 Section 9.01.      Without Consent of Holders of Notes..................... 50
 Section 9.02.      With Consent of Holders of Notes........................ 50
 Section 9.03.      Compliance with Trust Indenture Act..................... 51
 Section 9.04.      Revocation and Effect of Consents....................... 52
 Section 9.05.      Notation on or Exchange of Notes........................ 52
 Section 9.06.      Trustee to Sign Amendments, etc. ....................... 52

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES
 Section 10.01.     Subsidiary Guarantees................................... 52
 Section 10.02.     Subordination of Guarantees............................. 53
 Section 10.03.     Notice to Holders of Senior Debt........................ 54
 Section 10.04.     Execution and Delivery of Subsidiary Guarantees......... 54
 Section 10.05.     Guarantors May Consolidate, etc., on Certain Terms...... 55
 Section 10.06.     Releases Following Sale of Assets....................... 55
 Section 10.07.     Limitation on Guarantor Liability....................... 56
 Section 10.08.     "Trustee" to Include Paying Agent....................... 56

                                   ARTICLE 11
                                  MISCELLANEOUS
 Section 11.01.     Trust Indenture Act Controls............................ 56
 Section 11.02.     Notices................................................. 56
 Section 11.03.     Communication by Holders of Notes with Other
                    Holders of Notes........................................ 58
 Section 11.04.     Certificate and Opinion as to Conditions Precedent...... 58
 Section 11.05.     Statements Required in Certificate or Opinion........... 58
 Section 11.06.     Rules by Trustee and Agents............................. 58

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                                                                        Page

Section 11.07.     No Personal Liability of Directors, Officers,
                   Employees and Stockholders............................ 58
Section 11.08.     Governing Law......................................... 59
Section 11.09.     No Adverse Interpretation of Other Agreements......... 59
Section 11.10.     Successors............................................ 59
Section 11.11.     Severability.......................................... 59
Section 11.12.     Counterpart Originals................................. 59
Section 11.13.     Table of Contents, Headings, etc. .................... 59


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EXHIBITS

         Exhibit A          FORM OF NOTE
         Exhibit B          CERTIFICATE OF TRANSFEROR
         Exhibit C          GUARANTORS
         Exhibit D          FORM OF SUBSIDIARY GUARANTEE
         Exhibit E          FORM OF PLEDGE AND ESCROW AGREEMENT


                                        v

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     INDENTURE dated as of April 19, 1996 among Hills Stores Company, a Delaware corporation (the "Company"), Hills Department Store Company, a Delaware corporation, C.R.H. International, Inc., an Ohio corporation, Canton
Advertising, Inc., a Massachusetts corporation, Corporate Vision, Inc., a Massachusetts corporation, HDS Transport, Inc., an Ohio corporation, and Hills Distributing Company, a Delaware corporation (the "Guarantors"), as guarantors and Fleet National Bank, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/2% Senior Notes due 2003 (the "Senior Notes") of the Company and the 12 1/2% New Senior Notes due 2003 of the Company (the "New Senior Notes" and, together with the Senior Notes, the "Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.   DEFINITIONS.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Allowable Investments" means (a) obligations that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America (such obligations, collectively, the "U.S. Government Obligations"), which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt or (b) any mutual fund maintained by the Escrow Agent that (i) is rated AAA by Moody's Investors Service or Standard & Poors and (ii) contains only U.S. Government Obligations.

     "Asset Sale" means (i) the sale (other than sales of inventory), lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.14 and Article 5 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, and (iii) a Restricted Payment that is permitted by Section 4.07 hereof will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board" means the Board of Directors, any managers or other similar governing entity of the Company, the members of which are, in each case, elected by the equityholders of the Company, including any duly authorized committee of the Board of Directors.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 75% of all accounts receivable of the Company and its Subsidiaries as of such date that are not more than 45 days past due (including accounts receivable relating to any layaway or similar plan), plus (ii) 75% of the book value of all inventory owned by the Company and its Subsidiaries as of such date, in each case calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Certificated Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the filing by any "person" (as defined above) with the SEC of a report under or in response to Schedule 13D or 14D-1 (or any successor schedule, form or report) and the delivery of such report to the Company, which report discloses that such "person" (as defined above) has become the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the voting stock of the Company or the Company otherwise becomes aware that any "person" (as defined above) has become the beneficial owner (as defined above) of more than 50% of the voting stock of the Company,
(iii) the first day on which a majority of the members of the Board of the Company are not Continuing Directors or (iv) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of Hills Department Store Company.

     "Company" means Hills Stores Company, a Delaware corporation.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with
(a) an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) with respect to any quarter of the Company ending on or prior to the date of the

Indenture, all expenses shown on the Company's income statement under the caption "Costs related to change of control," in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of the Company who (i) was a member of such Board on the date of this Indenture or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Escrow Account" has the meaning given in the Senior Note Pledge and Escrow Agreement.

     "Escrow Agent" means Fleet National Bank in its capacity as Escrow Agent pursuant to the Pledge and Escrow Agreement.

     "Escrow Funds" means $159.1 million of the net proceeds of the Offering, held in the Escrow Account pursuant to the Pledge and Escrow Agreement.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange New Senior Notes for Senior Notes.

     "Exchange Offer Registration Statement" means the registration statement relating to the Exchange Offer to be filed by the Company pursuant to the Registration Rights Agreement.

     "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Revolving Credit Facility) in existence on the date hereof, until such amounts are repaid.

     "Existing Notes" means those certain 10.25% Senior Notes due 2003 of the Company issued pursuant to an indenture dated as of October 1, 1993, as last amended as of January 15, 1996, among the Company, Hills Department Store Company and Fleet Bank of Massachusetts, N.A., as Trustee (the "Existing Note Indenture").

     "Existing Note Change of Control Offer" means the obligation of the Company to redeem Existing Notes pursuant to Section 1103 of the Existing Note Indenture following the 1995 change of control.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than borrowings under the Revolving Credit Facility or other revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions involving consideration in excess of $1.0 million that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Hills Department Store Company, HDS Transport, Inc., C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc. and Hills Distributing Company and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade or other payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities together will all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interest of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Legal Holiday" means a Saturday, a Sunday or a day on which the Trustee or banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Senior Notes" means the 12 1/2% Senior Notes due 2003 of the Company issued pursuant to the Exchange Offer.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fee, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the Offering of the Senior Notes by the Company.

     "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by the Board of such Person to perform functions similar to those of the officers listed in clause (a).

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company that meets the requirements of Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company; (b) any Investments in Cash Equivalents;
(c) any Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investments (i) such Person becomes a Wholly Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance Section 4.10 hereof; (e) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (f) any Investment received involuntarily; and (g) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other

Investments made pursuant to this clause (g) that are at the time outstanding, not in excess of $10.0 million.

     "Permitted Liens" means (i) Liens on assets of the Company or any of its Subsidiaries securing Indebtedness under the Revolving Credit Facility that was permitted by the terms of the Indenture to be incurred; (ii) Liens securing Existing Indebtedness; (iii) Liens in favor of the Company or any of its Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those so acquired by the Company or any Subsidiary of the Company; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature and mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, in each case incurred in the ordinary course of business; (vii) Liens to secure Purchase Money Debt permitted to be incurred by any provision of Section 4.09 hereof covering only the assets constructed, improved upon or acquired with such Indebtedness and only to the extent that such Liens attach to the assets so constructed, improved upon or acquired within 180 days of construction, improvement or acquisition or, in the case of refinanced property, within 180 days of refinancing; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such products in the ordinary course of business and Liens incurred in connection with agreements with customs brokers in the ordinary course of business; (xi) Liens representing interests of retail buyers in layaway goods being sold in the ordinary course of business; (xii) Liens in favor of credit card processing companies in the ordinary course of business; (xiii) leases, subleases and license agreements arising in the ordinary course of business and not otherwise prohibited by this Indenture; and (xiv) other Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premiums and expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Pledge and Escrow Agreement" means that certain Pledge and Escrow Agreement dated as of April 19, 1996 by and among the Company, the Guarantors, the Trustee, as trustee, and the Trustee, as collateral agent.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 19, 1996, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Revolving Credit Facility" means that certain Credit Agreement, dated as of August 21, 1995, among the Company, Hills Department Store Company, the lenders named therein and Chemical Bank, as administrative agent and as fronting bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, any amendment thereof, restatement thereof, supplement thereto or other modification thereof or any superseding or other replacement credit agreement or agreements entered into from time to time, including any credit agreement or agreements extending the maturity of, refinancing, modifying, increasing, substituting for or otherwise restructuring (including the addition of one or more Subsidiaries as borrowers thereunder or the inclusion of additional or substitute lenders or agents thereunder) all or any portion of the Indebtedness, including changing the borrowing limits, under any such agreement or any successor or replacement credit agreement or agreements.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means, with respect to any Guarantor, all borrowings or Guarantees by such Guarantor under the Revolving Credit Facility or any successor credit facility or facilities. Notwithstanding the foregoing, Senior Debt will not include trade payables or any Indebtedness that is incurred in violation of this Indenture.

     "Senior Notes" means the Company's 12 1/2% Senior Notes due 2003 issued pursuant to this Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantees" means the Guarantees of (i) HDS Transport, Inc., C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc. and Hills Distributing Company and (ii) any other subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. [sections] 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Total Assets" means, as of any date, the Company's total consolidated assets as of such date, as determined in accordance with GAAP.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.   OTHER DEFINITIONS.

                                                                                Defined in
                  Term                                                            Section

           "Affiliate Transaction"........................................        4.11
           "Asset Sale Offer".............................................        3.10
           "Change of Control Offer"......................................        4.14
           "Change of Control Payment"....................................        4.14
           "Change of Control Payment Date"...............................        4.14


           "Covenant Defeasance"..........................................        8.03
           "Event of Default".............................................        6.01
           "Excess Proceeds"..............................................        4.10
           "incur"........................................................        4.09
           "Legal Defeasance" ............................................        8.02
           "Offer Amount".................................................        3.10
           "Offer Period".................................................        3.10
           "Paying Agent".................................................        2.03
           "Purchase Date"................................................        3.10
           "Purchase Money Debt"..........................................        4.09
           "Registrar"....................................................        2.03
           "Restricted Payments"..........................................        4.07


SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes and the Subsidiary Guarantees means the Company, as joint and several obligors, the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.   FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Subsidiary Guarantees shall be substantially in the form of Exhibit D hereto, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

     One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Guarantors may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, or a Guarantor) shall have no further liability for the money. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA [section] 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA [section] 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Certificated Notes; or

          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

               (ii) in the case of a Certificated Note that is a Transfer
                    Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

     (i) if such Certificated Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or to an "Accredited Investor," (as defined in Rule 501(a)(1), (2), (3) or

          (7) under the Securities Act) in accordance with Regulation D under the Securities Act; and

     (ii) whether or not such Certificated Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Certificated Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                    (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                    (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) Authentication of Certificated Notes in Absence of Depositary. If at any time:

                    (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, at its sole discretion, notifies the
                         Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g) Legends.

                    (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF

                      SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                 (ii) Upon any sale or transfer of a Transfer Restricted
                      Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                      (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                (iii) Notwithstanding the foregoing, upon consummation of the
                      Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate New Senior Notes in exchange for Senior Notes accepted for exchange in the Exchange Offer, which New Senior Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Senior Notes, in each case unless the Holder of such Senior Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Senior Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any
                    registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.14 and 9.05 hereto).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)  The Company shall not be required:

                    (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                    (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                    (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Certificated Notes and
                     Global Notes in accordance with the provisions of Section
                     2.02 hereof.

SECTION 2.07.   REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of each of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of either of the Company holds the Note.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either of the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either of the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any Treasury Notes.

SECTION 2.10.   TEMPORARY NOTES.

     Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

     If either the Company or any Guarantor defaults in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

     If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 3.10 or 4.14 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price, including, accrued interest and Liquidated Damages, if any.

     If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 3.09 hereof, it shall furnish to the Trustee at least 7 days before the redemption date, an Opinion of Counsel and an Officers' Certificate setting forth (i) the information required in clauses (i) through
(iv) above with respect to offers to redeem Notes pursuant to Section 3.10 and
4.14 hereof and (ii) a statement to the effect that (a) the Existing Note Change of Control Offer has not occurred or will not occur or (b) the Company has not applied, or by May 24, 1996 will not have applied, an amount equal to or greater than 90% of the Escrow Funds to repurchase or redeem Existing Notes pursuant to the Existing Note Change of Control Offer or otherwise.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided, however that in the case of redemption of Notes pursuant to Section 3.09 hereof, such notice shall be mailed or caused to be mailed by first class mail at least 7 days before the redemption date.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

     (i) in the case of notice of redemption of Notes pursuant to Section 3.09 hereof, a statement to the effect that if either the Existing Note Change of Control Offer has not occurred or will not occur, or any Escrow Funds remain in the Escrow Account as of the close of business on May 24, 1996 as to which transfer or disbursement instructions have not been received by the Trustee, then the Company shall redeem, on May 31, 1996, the maximum aggregate principal amount of Notes that can be redeemed utilizing such remaining Escrow Funds, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Opinion of Counsel and an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent or at the direction of the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06.   NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

     The Notes will not be redeemable at the Company's option prior to maturity.

SECTION 3.08.   MANDATORY REDEMPTION.

     Except as set forth under Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09    SPECIAL MANDATORY REDEMPTION.

     (a) The Escrow Funds shall be held by the Trustee in the Escrow Account pursuant to the Pledge and Escrow Agreement. The Escrow Funds shall be invested in U.S. Government Obligations as directed from time to time by the Company.

     (b) In addition to any payments required by Section 4.10 and 4.14 hereof, if either the Existing Note Change of Control Offer has not occurred or will not occur, or any Escrow Funds remain in the Escrow Account as of the close of business on May 24, 1996 as to which transfer or disbursement instructions have not been received by the Trustee, then the Company shall redeem, on May 31, 1996, the maximum aggregate principal amount of Notes that can be redeemed utilizing such remaining Escrow Funds, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of redemption.

     (c) Immediately upon receipt by the Paying Agent of the Escrow Funds, the Trustee shall set a date for redemption of all of the Notes to be redeemed pursuant to this Section 3.09, which date shall not be more than 7 days from the receipt of such Escrow Funds by the Paying Agent. Once a date for any such redemption has been publicly announced, it shall not be changed. The Trustee shall promptly notify the Holders of the date fixed for any redemption pursuant to this Section 3.09.

     (d) The Company shall issue a press release stating the amount of Notes that will be subject to the Special Mandatory Redemption pursuant to this
Section 3.09.

     (e) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.10.   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

       (a) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

       (b) the Offer Amount, the purchase price and the Purchase Date;

       (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

       (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

       (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

       (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

       (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

       (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

       (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.02 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

SECTION 4.03.   REPORTS.

     Whether or not required by the rules and regulations of the SEC, so long as any of the Notes are outstanding, the Company shall furnish to the Holders of the Notes, within 15 days after they are or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in filings with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual consolidated financial statements and schedules only, a report thereon by the independent auditors of the Company, and (ii) all information that would be required to be contained in filings with the SEC on Form 8-K if the Company was required to file such form. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company agrees that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate further stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and the Subsidiary Guarantees, as applicable, in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in the Indenture in all material respects and are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five calendar days) upon any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

SECTION 4.05.   TAXES.

     The Company shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution to the holders of the Company's Equity Interests in their capacity as such (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being
collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

       (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

       (b) the Company or the relevant Subsidiary would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

       (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
     (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $5.0 million.

     The foregoing provisions shall not prohibit (w) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (y) defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; and (z) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any twelve-month period plus, to the extent not included in clause (c)(ii) of the immediately preceding paragraph, the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its

Subsidiaries; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the Revolving Credit Facility as in effect from time to time, provided that such provisions are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date hereof, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any of its Subsidiaries may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional

Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing provisions shall not apply to the incurrence of the following
Indebtedness:

     (i) the incurrence by the Company and its Subsidiaries of Indebtedness and letters of credit pursuant to the Revolving Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder); provided that the aggregate principal amount of all Indebtedness outstanding under the Revolving Credit Facility does not exceed the amount of the Borrowing Base as of any date of incurrence;

     (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

     (iii) the incurrence by the Company of Indebtedness represented by the Notes;

     (iv) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of acquisition, construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary (collectively, "Purchase Money Debt"), in an aggregate principal amount at any time outstanding (excluding Existing Indebtedness) not to exceed 10% of Total Assets;

     (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than Indebtedness incurred pursuant to clause (i) of this paragraph) that was permitted by this Indenture to be incurred;

     (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor of such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and
(B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

     (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (viii) Guarantees by the Guarantors of Indebtedness of the Company permitted by this Indenture to be incurred;

     (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25.0 million;

     (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers, in each case incurred in the ordinary course of business;

     (xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of performance bonds provided in the ordinary course of business, and refinancings thereof; and

     (xii) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of standby letters of credit incurred in the ordinary course of business.

SECTION 4.10.   ASSET SALES.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee, provided that such Officer's Certificate shall be delivered only in the event of any Asset Sale involving $10.0 million or more of consideration) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that (x) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability, and (y) the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Subsidiary may apply such Net Proceeds, at its option, (a) to reduce Indebtedness under the Revolving Credit Facility, (b) to permanently reduce Existing Indebtedness or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or the applicable subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in
Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company, or the applicable subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.   TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board and (b) with respect to any Affiliate Transaction or series of related Affiliate transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing experienced in the appraisal or similar review of similar types of transactions (or if an opinion is unavailable as to the fairness from a financial point of view of any transaction for which a fairness opinion is not customarily rendered, then an opinion that such transaction meets the requirements of clause (i) above); provided that (w) indemnification of officers and directors of the Company or its Subsidiaries in accordance with the charters and by-laws of the Company and its Subsidiaries,
(x) any employment or consulting agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (z) Permitted Investments and the Restricted Payments that are permitted by Section 4.07 hereof shall not be deemed Affiliate Transactions.

SECTION 4.12.   LIENS.

     The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.   CONTINUED EXISTENCE.

     Subject to Article 5 hereof, each of the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, partnership, limited liability company or other existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Guarantors.

SECTION 4.14.   OFFER TO REDEEM UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to redeem all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at an offer price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and all applicable federal and state securities laws, and shall include all instructions and materials necessary to enable Holders to tender their Notes.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

          (1) the transaction or transactions that constitute the Change of Control, providing information regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 4.14 and that, to the extent lawful, all Notes tendered will be accepted for payment;

          (2) the redemption price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Notes redeemed pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for redemption, and a statement that such Holder is withdrawing his election to have the Notes redeemed; and

          (7) that Holders whose Notes are being redeemed only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Prior to purchasing the Notes in compliance with the terms hereof, but in any event within 60 days of a Change of Control, the Company shall either (i) repay in full all Indebtedness under the Revolving Credit Facility and any successor credit facility or facilities or (ii) obtain the requisite consents of the lenders party to the Revolving Credit Facility and any successor credit facility or facilities to permit the offer to redeem Notes required by this Section.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.   ADDITIONAL SUBSIDIARY GUARANTEES.

     If the Company shall, after the date hereof, create or acquire any new Subsidiary, then such newly created or acquired Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel acceptable to the Trustee.

SECTION 4.16. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

     The Company (i) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION 4.17.   NO SENIOR SUBORDINATED DEBT OF GUARANTORS.

     No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor and senior in any respect in right of payment to any Subsidiary Guarantee.

SECTION 4.18.   SALE AND LEASEBACK TRANSACTIONS.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction either pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof or pursuant to subparagraph (iv) or (ix) of Section 4.09 hereof,
(ii) the total consideration received in such sale and leaseback transaction is at least equal to the fair market value (as determined in good faith by the Board and set forth in an Officers' Certificate delivered to the Trustee, provided that such Officers' Certificate shall be delivered only in the event of any sale and leaseback transaction involving consideration in excess of $10.0 million) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.19.   PAYMENTS FOR CONSENT.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

     (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of its pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09; provided that clauses (ii) and (iii) above shall not apply with respect to a merger of one Guarantor with and into another Guarantor.

     (c) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the this Indenture.

     (d) The Company or the Guarantor, as the case may be, shall deliver to the Trustee prior to the consummation of the proposed transaction pursuant to the foregoing paragraphs (a) and (b) an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (a) the Company or the Guarantors default in the payment when due of interest, or Liquidated Damages, on the Notes and such default continues for a period of 30 days;

          (b) the Company or the Guarantors default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to redeem) or otherwise;

          (c) the Company fails to comply with any of the provisions of Section 4.07, 4.09 or 4.10 hereof;

          (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes and such failure to observe or perform continues for a period of 60 days after notice thereof;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $15.0 million;

          (g) except as otherwise permitted hereunder, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid, or with respect to any Guarantor that is a Significant Subsidiary, the Subsidiary Guarantee of such Guarantor ceases to be in full force and effect, or any Person acting on behalf of any Guarantor (or its successors or assigns), shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (h) the Company, any Guarantor, any Subsidiary of the Company or a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary:

               (i)  commences a voluntary case under any Bankruptcy Law,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

             (iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors, or

               (v)  generally is not paying its debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company, a Guarantor or any of the Company's Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

              (ii) appoints a custodian or receiver of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

                 (iii) orders the liquidation of the Company or any of its Subsidiaries;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.   ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause
(h) or (i) of Section 6.01 hereof with respect to the Company, any Guarantor, any Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

     Notwithstanding the foregoing, if an Event of Default specified in clause
(h) or (i) of Section 6.01 hereof occurs with respect to the Company or any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     In addition, the Company shall promptly notify holders of Senior Debt of the Guarantors if payment of the Notes is accelerated because of an Event of Default.

SECTION 6.03.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest, or Liquidated Damages, if any, on the Notes (including in connection with an offer to redeem) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability and shall be entitled to the benefit of Section 7.01(c)(iii) and (e) hereof.

SECTION 6.06.   LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to redeem), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel (including the allocated costs of inside counsel)) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.



SECTION 7.02.   RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficiently evidenced by a written order signed by two Officers of the Company or Guarantor issuing such demand, request, direction or notice.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it shall be required to eliminate such conflict within 90 days, and if necessary apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the

Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs; provided, however, except for Defaults or Events of Default in payment of principal of or premiums, if any, on the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless the Company, any Guarantor or a Holder shall have delivered written notice thereof to The Trustee. Except in the case of a Default or an Event of Default in payment of principal of or premium, if any, on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA [section] 313(a) (but if no event described in TIA [section] 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA [section] 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA [section] 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA [section] 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION, REIMBURSEMENT AND INDEMNITY.

     The Company and the Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

     The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.06 hereof), including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. However, the Trustee shall not have a Lien on the Escrow Account except in its capacity as Escrow Agent thereunder.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conservation or liquidation; or

         (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA [section] 310(a)(1), (2) and (5). The Trustee is subject to TIA [section] 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA [section] 311(a), excluding any creditor relationship listed in TIA [section] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [section] 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section
8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's and Guarantors' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under
Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections
4.07 - 4.12 and 4.14 - 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
          (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(h) or (i) hereof is concerned, at any time in the period ending on the ninety-first day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the ninety-first day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company.


SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO THE COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if either the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company or any of the Guarantors, accompanied by a resolution of the Board of the Company and each of the Guarantors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.10, 4.10, 4.14 and Article 10 hereof, and including the defined terms used therein) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Without the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Section 4.10 or 4.14, including the defined terms used therein, that adversely affects the rights of any Holder of Notes.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Section 4.10 and 4.14 hereof;

          (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any;

          (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;

          (g) waive a redemption payment with respect to any Senior Note (except as provided above with respect to Section 4.10 and 4.14 hereof); or

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

     Upon the written request of the Company accompanied by a resolution of the Board of the Company and each of the Guarantors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amendment or supplemental Indenture until their respective Board approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive an Officer's Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officer's Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemented indenture complies with the terms of this Indenture.


                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

SECTION 10.01.  SUBSIDIARY GUARANTEES.

     Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally Obligated to pay the same immediately. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 10.02.  SUBORDINATION OF GUARANTEES.

     Each of the Guarantors agrees, and each Holder by accepting a Note and the related Subsidiary Guarantees agrees, that the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes pursuant to the Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in Article 10 hereof, to the prior payment of all Senior Debt of such Guarantor and that the subordination set forth herein is for the benefit of and enforceable by the holders of Senior Debt. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in
Section 10.02 hereof and appoints the Trustee as attorney-in-fact for any and all such purposes.

     Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshalling of any Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to any Subsidiary Guarantee, and until all Obligations with respect to all Senior Debt of such Guarantor are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of such Guarantor (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Subsidiary Guarantees of the Notes to Senior Debt of such Guarantor and any securities issued in exchange for Senior Debt of such Guarantor).

     In addition, no Guarantor may make any payment upon or in respect of the Notes, whether by way of a deposit pursuant to Article 8 hereof or by way of repurchase, redemption, other retirement or otherwise (except in such subordinated securities) if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt of such Guarantor occurs and is continuing beyond any applicable period of grace (or is not paid at maturity) or
(ii) any other default occurs and is continuing with respect to Senior Debt of such Guarantor that permits holders of such Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from such Guarantor or the holders of any Senior Debt of such Guarantor. Payments in respect of such Subsidiary Guarantee of the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, in each case unless the maturity of any Senior Debt of such Guarantor has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived in writing for a period of not less than 90 days.

     If a distribution is made to any Holder that, to the knowledge of such Holder, should not have been made because of this Section 10.02, the Holder who receives the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, such Senior Debt. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Guarantor by the failure of any of them to comply with this Indenture.

SECTION 10.03.  NOTICE TO HOLDERS OF SENIOR DEBT.

     The Company shall prompting notify holders of Senior Debt of the Guarantors if payment of the Notes is accelerated because of an Event of Default.


SECTION 10.04.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit D (executed by the manual or facsimile signature of two of its Officers) shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.05.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.

     (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same. Subject to Section 10.04 of this Indenture, in case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.06.  RELEASES FOLLOWING SALE OF ASSETS.

     Subject to Section 7.07 hereof, concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor in accordance with the provisions of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor), shall be released and relieved of its obligations under its Subsidiary Guarantee or Section 10.03 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article
11. The release of any Guarantor pursuant to this Section shall be effective whether or not such release shall be noted on any Note then outstanding or thereafter authenticated and delivered.

SECTION 10.07.  LIMITATION ON GUARANTOR LIABILITY.

     For purposes hereof, each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.08.  "TRUSTEE" TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 11.02.  NOTICES.

     Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or any Guarantors:

                Hills Stores Company
                15 Dan Road
                Canton, Massachusetts  02021
                Telecopier No.:  (617) 821-6966
                Attention: Vice President -- Secretary

         With a copy to:

                Foley, Hoag & Eliot
                One Post Office Square (17th Floor)
                Boston, Massachusetts  02109-2170
                Telecopier No.:  (617) 832-1000
                Attention: Barry B. White

         If to the Trustee:

                Fleet National Bank
                Corporate Trust Department
                111 Westminster Street (19th Floor)
                Providence, Rhode Island 02903
                Attention: Vice President

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA [section] 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA [section] 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA [section] 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA [section] 314(a)(4)) shall comply with the provisions of TIA [section] 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Pledge and Escrow Agreement or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08.  GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Subsidiary Guarantees.

SECTION 11.10.  SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

                                        HILLS STORES COMPANY


                                        By: /s/ Gregory K. Raven
                                           -------------------------------
                                           Name: Gregory K. Raven
                                           Title: President and CEO


                                        HILLS DEPARTMENT STORE COMPANY


                                        By: /s/ Gregory K. Raven
                                           -------------------------------
                                           Name: Gregory K. Raven
                                           Title: President and CEO


                                        C.R.H. INTERNATIONAL, INC.


                                        By: /s/ William K. Friend
                                           -------------------------------
                                           Name: William K. Friend
                                           Title: Vice President-Secretary


                                        CANTON ADVERTISING, INC.


                                        By: /s/ William K. Friend
                                           -------------------------------
                                           Name: William K. Friend
                                           Title: Vice President-Secretary/Clerk


                                        CORPORATE VISION, INC.


                                        By: /s/ William K. Friend
                                           -------------------------------
                                           Name: William K. Friend
                                           Title: Vice President-Secretary/Clerk


                                        HDS TRANSPORT, INC.


                                        By: /s/ William K. Friend
                                           -------------------------------
                                           Name: William K. Friend
                                           Title: Vice President-Secretary

                                        HILLS DISTRIBUTING COMPANY


                                        By: /s/ William K. Friend
                                           -------------------------------
                                           Name: William K. Friend
                                           Title: Vice President-Secretary


                                        FLEET NATIONAL BANK, AS TRUSTEE


                                        By: /s/ Paul D. Allen
                                           -------------------------------
                                           Name: Paul D. Allen
                                           Title: Vice President

================================================================================
                                    EXHIBIT A
                                 (Face of Note)

                          12 1/2% Senior Notes due 2003





                              HILLS STORES COMPANY

     promise to pay to CEDE & CO or registered assigns, the principal sum of ___________________ Dollars on July 1, 2003.

                  Interest Payment Dates: January 1 and July 1

                      Record Dates: June 15 and December 15


                                         Dated:

                                         HILLS STORES COMPANY

                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



This is one of the Global
Senior Notes referred to in
within-mentioned Indenture:

FLEET NATIONAL BANK,
as Trustee

By:
    ---------------------------------

                                 (Back of Note)

                          12 1/2% Senior Notes due 2003


     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

          [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE

- --------

1.    To be included only if the Note is issued in Global form.

     SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]2

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Hills Stores Company, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 12 1/2% per annum from April 19, 1996 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 1996. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

- --------

2. This legend should be included on the Senior Notes and omitted from the New Senior Notes.

     3. PAYING AGENT AND REGISTRAR. Initially, Fleet National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 19, 1996 (the "Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code [section] 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $195,000,000 in aggregate principal amount, plus amounts, if any issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

     5. OPTIONAL REDEMPTION. The Notes will not be redeemable at the Company's option prior to maturity.

     6. MANDATORY REDEMPTION. Except as set forth in Paragraphs 7 and 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Senior Notes.

     7. SPECIAL MANDATORY REDEMPTION. If the Existing Note Change of Control Offer has not occurred and will not occur, or any Escrow Funds remain in the Escrow Account as of the close of business on May 24, 1996 as to which transfer or disbursement instructions have not been received by the Trustee, then the Company shall redeem, on May 31, 1996, the maximum aggregate principal amount of Notes that can be redeemed utilizing such remaining Escrow Funds, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption.

     8. REDEMPTION AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to redeem all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a redemption price equal to 101% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (in either case, the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     9. NOTICE OF REDEMPTION. Subject to the provisions of Section 3.10 of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     10. SUBORDINATION OF GUARANTEES. Each of the Guarantors agrees, and each Holder by accepting a Note and the related Subsidiary Guarantees agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes pursuant to the Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment of all Senior Debt of such Guarantor and that the subordination set forth in the Indenture is for the benefit of and enforceable by the holders of Senior Debt. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in Section 10.02 of the Indenture and appoints the Trustee as attorney-in-fact for any and all such purposes.

     11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's and Guarantors' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company to comply with Section 4.07, 4.09 or 4.10 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $15.0 million; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or a group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and (viii) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid, or with respect to any Guarantor that is a Significant Subsidiary, the Subsidiary Guarantee of such Guarantor ceases to be in full force and effect, or any Person acting on behalf of any Guarantor (or its successors or assigns), shall deny or disaffirm its obligations under its Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company and the Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Pledge and Escrow Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April 19, 1996, among the Company, the Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Hills Stores Company
                           15 Dan Road
                           Canton, Massachusetts  02021
                           Attention:  Vice President -- Secretary

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- --------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint____________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------


Date:
      -------------------------

                              Your Signature:
                                             ----------------------------------
                                             (Sign exactly as your name appears
                                                      on the face of this Note)

                                      Signature Guarantee:
                                                          ---------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the box below:

      /  /      Section 4.10                      /  /      Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$
  -----------


Date:                        Your Signature:
     ----------------                        ----------------------------------
                                             (Sign exactly as your name appears
                                               on the Note)

                             Tax Identification No.:
                                                    ---------------------------

                             Signature Guarantee:
                                                    ---------------------------

               SCHEDULE OF EXCHANGES OF CERTIFICATED SENIOR NOTES

     The following exchanges of a part of this Global Note for Certificated
Notes have been made:


                                                                          Principal Amount of this       Signature of
                         Amount of decrease in     Amount of increase in         Global Note         authorized officer of
                          Principal Amount of       Principal Amount of    following such decrease      Trustee or Note
   Date of Exchange        this Global Note          this Global Note           (or increase)              Custodian
- ----------------------  -----------------------  ------------------------ ------------------------   --------------------

================================================================================
                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
NOTES

Re:  12 1/2% Senior Notes due 2003 of Hills Stores Company.

           This Certificate relates to $_____ principal amount of Notes held in
* ________ book-entry or *_______ certificated form by ________________ (the
"Transferor").

The Transferor*:

     / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A or to an "Accredited Investor," (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or
Section 2.06(d)(i)(B) of the Indenture.)








- ---------------
 *Check applicable box.

     / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

     / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).




                                        ---------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           ------------------------------------


Date:
     ---------------------------







- ---------------
 *Check applicable box.

                                    EXHIBIT C

                                   GUARANTORS



1. Hills Department Store Company
2. C.R.H. International, Inc.
3. Canton Advertising, Inc.
4. Corporate Vision, Inc.
5. HDS Transport, Inc.
6. Hills Distributing Company

                                    EXHIBIT D

                              SUBSIDIARY GUARANTEE

     Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company to the Holders or the Trustee under the Notes or under the Indenture, that: (a) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of, interest and Liquidated Damages, if any, on the Notes, if lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 10 of the Indenture are incorporated herein by reference.

     No director, officer, employee, incorporator or stockholder, as such, past, present or future, of each of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of its status as such director, officer, employee incorporator or stockholder.

     Each of the Guarantors agrees, and each Holder by accepting a Note and the related Subsidiary Guarantees agrees, that the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes pursuant to the Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment of all Senior Debt of such Guarantor and that the subordination set forth herein is for the benefit of and enforceable by the holders of Senior Debt. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in
Section 10.02 of the Indenture and appoints the Trustee as attorney-in-fact for any and all such purposes.

     Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshalling of any Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to any Subsidiary Guarantee, and until all Obligations with respect to all Senior Debt of such Guarantor are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of such Guarantor (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Subsidiary Guarantees of the Notes to Senior Debt of such Guarantor and any securities issued in exchange for Senior Debt of such Guarantor).

     In addition, no Guarantor may make any payment upon or in respect of the Notes, whether by way of a deposit pursuant to Article 8 of the Indenture or by way of repurchase, redemption, other retirement or otherwise (except in such subordinated securities) if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt of such Guarantor occurs and is continuing beyond any applicable period of grace (or is not paid at maturity) or
(ii) any other default occurs and is continuing with respect to Senior Debt of such Guarantor that permits holders of such Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from such Guarantor or the holders of any Senior Debt of such Guarantor. Payments in respect of such Subsidiary Guarantee of the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, in each case unless the maturity of any Senior Debt of such Guarantor has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived in writing for a period of not less than 90 days.

     If a distribution is made to any Holder that, to the knowledge of such Holder, should not have been made because of Section 10.02 of the Indenture, the Holder who receives the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, such Senior Debt. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Guarantor by the failure of any of them to comply with this Indenture.

     This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company' Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Subsidiary Guarantee of payment and not a guarantee of collection.

     In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



                                [GUARANTOR]


                                By:
                                   ------------------------------
                                Name:
                                Title:



                                By:
                                   ------------------------------
                                Name:
                                Title:

                                    EXHIBIT E

                           PLEDGE AND ESCROW AGREEMENT






                                      E-1